Exhibit 32.1


                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ReliaStar Life Insurance Company of New York (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



November 12, 2003           By /s/ David A. Wheat
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      (Date)                   David A. Wheat
                               Senior Vice President and Chief Financial Officer